UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) February 1, 2007
                                                         ----------------

                               ESCALA GROUP, INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

             Delaware                1-11988                22-2365834
             --------                -------                ----------
 (State or other jurisdiction of   (Commission           (I.R.S. employer
  incorporation or organization)   file number)         identification no.)


                                623 Fifth Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (212) 421-9400
                                 --------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS REPORT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES. THE COMPANY MAKES NO COMMITMENT TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE ANY STATEMENT IS MADE.

Item 1.01  Entry into a Material Definitive Agreement.

     On February 7, 2007, the Company and Matthew Walsh entered into an Amended and Restated Employment Agreement, dated as of December 5, 2006 (the "Amended Walsh Agreement"), which amended and restated the Employment Agreement between the Company and Mr. Walsh, dated May 11, 2006.

     Under the Amended Walsh Agreement, Mr. Walsh is to serve as President, Chief Financial Officer and acting Chief Executive Officer of the Company. The Amended Walsh Agreement has a term commencing as of December 5, 2006 and ending on June 30, 2009, and provides for the payment of a Base Salary equal to $450,000 per annum, together with a performance bonus based on the achievement of individual and Company-wide performance goals, but in no event less than $100,000 per year. The Company also granted Mr. Walsh 50,000 restricted shares of the Company's common stock, vesting in substantially equal increments over an approximately three-year period.

     The Amended Walsh Agreement also provides for the payment of a yearly $12,000 non-accountable expense allowance and for the payment of certain amounts in the event of termination of employment under specified circumstances, including in the event of a "change of control" (as defined).

     The foregoing discussion is qualified by reference to the full text of the Amended Walsh Agreement, which is filed as an exhibit to this report on Form 8-K and is incorporated herein by reference in its entirety.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 1, 2007, Esteban Perez resigned as a member and Chairman of the Board of Directors of the Company.

     Mr. Perez had served as Chief Corporate Strategy Officer of the Company until June 30, 2006, and continued to be employed by the Company until the Company terminated his employment effective February 1, 2007.

     A copy of the press release dated February 5, 2007, announcing the resignation of Mr. Perez, is attached hereto as Exhibit 99.1.


Item 8.01  Other Events.

     As part of the investigation in Spain into alleged criminal activity in connection with the operations of Afinsa Bienes Tangibles, S.A., the Company's majority shareholder and formerly its major customer, Spanish public prosecutors have now made allegations of wrongdoing against ten other individuals, including Mr. Perez and Ramon Egurbide, formerly the President of the Company's European Operations. Under a ruling made by the Spanish Investigative Court (Juzgado Central de Instruccion de la Audiencia Nacional) on February 2, 2007, the claims will now be the subject of an investigation by the Investigative Court. The Company understands that, under Spanish law, after the end of the investigative stage, the Investigative Court will determine whether there are grounds to continue to a trial or whether the proceedings should be dismissed.


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

     Mr. Egurbide was employed by the Company through June 30, 2006, after which he served as a consultant until the Company terminated the consulting arrangement on February 2, 2007.

     A copy of the press release dated February 5, 2007, describing these events, is attached hereto as Exhibit 99.1.


Item 9.01  Financial Statements and Exhibits

Exhibits.

     10.1 Amended and Restated Employment Agreement between Matthew Walsh and Escala Group, Inc., dated as of December 5, 2006.

     99.1  Press release, dated February 5, 2007


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 7, 2007


                                   ESCALA GROUP INC.



                                       By: /s/ Matthew Walsh
                                           -----------------
                                       Name:  Matthew Walsh
                                       Title: President, Chief Financial Officer
                                              and acting CEO


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